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                                                                    EXHIBIT 23.2

Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated April 14, 2000 included in Interplay Entertainment Corp.'s Form 10-K for the years ended December 31, 1999 and 1998, the eight months ended December 31, 1997, and the year ended April 30, 1997.

/s/ Arthur Andersen LLP

Orange County, California
November 15, 2000